UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 6, 2015, Republic Airways Holdings Inc. (the "Company") announced its results of operations for the quarter ended June 30, 2015. A copy of the Company's press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release furnished as Exhibit 99.1 contains financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (GAAP). The non-GAAP financial measures included in the press release for certain periods are EBITDA and EBITDA margin from continuing operations. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the press release.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that these non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another. Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analysis of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliations. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President and Chief Financial Officer

On August 5, 2015, the Company announced the departure, effective September 1, 2015, of Timothy P. Dooley, Executive Vice President and Chief Financial Officer of the Company. Mr. Dooley no longer holds the position of Chief Financial Officer effective August 5, 2015.

Appointment of Senior Vice President and Chief Financial Officer

On August 5, 2015, the Company appointed Joe Allman as its Senior Vice President and Chief Financial Officer, effective August 5, 2015.  Mr. Allman, age 44, joined the Company in 2007 and served as Vice President and Corporate Controller and then as Vice President of Financial Planning and Analysis, and Treasury since 2012. In addition to being a graduate of the U.S. Coast Guard Academy, where he earned a B.S. in Management, Mr. Allman gained extensive airline industry audit experience with London Witte Group LLC and Deloitte and Touche LLP. Mr. Allman does not have a family relationship with any member of the Company’s board of directors or any executive officer of the Company.

On August 5, 2015, the Company issued a press release announcing the departure and appointment of Mr. Dooley and Mr. Allman, respectively. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Appointment of Acting Chief Operating Officer

On August 6, 2015, the Company appointed Paul Kinstedt as its acting Chief Operating Officer, effective August 6, 2015. Mr. Kinstedt, age 54, joined the Company in 2002 and served as Vice President of Flight Operations since 2013 and has held prior leadership positions within System Operation Control since 2005. Mr. Kinstedt does not have a family relationship with any member of the Company’s board of directors or any executive officer of the Company.

Item 9.01    Financial Statements and Exhibits .

(d)    Exhibits.

99.1    Press Release of Republic Airways Holdings Inc. issued on August 6, 2015, relating to its second quarter 2015 results.

99.2    Press Release of Republic Airways Holdings Inc. issued on August 5, 2015.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Joe Allman
Name:    Joe Allman

Title:	Senior Vice President and Chief Financial Officer

Dated: August 7, 2015

EXHIBIT INDEX
Exhibit Number    Description

99.1	Press Release of Republic Airways Holdings Inc. issued on August 6, 2015, relating to its second quarter 2015 results.

99.2	Press Release of Republic Airways Holdings Inc. issued on August 5, 2015.